As filed with the Securities and Exchange Commission on April 15, 2025

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLACKBOXSTOCKS INC.

(Exact name of registrant as specified in its charter)

Nevada	7371	45-3598066
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	5430 LBJ Freeway, Suite 1485 Dallas, Texas 75240 (972) 726-9203
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gust Kepler

President and Chief Executive Officer

5430 LBJ Freeway, Suite 1485

Dallas, Texas 75240

(972) 726-9203

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Jeffrey M. McPhaul, Esq.

Winstead PC

2728 N. Harwood Street, Suite 500

Dallas, Texas 75201
(214) 745-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 15, 2025

PROSPECTUS

BLACKBOXSTOCKS INC.

920,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholder named in this prospectus from time to time of up to an aggregate of 920,000 shares of our common stock, par value $0.001 per share (the “Common Stock”), issuable upon the conversion of obligations under that certain Amended and Restated Senior Secured Convertible Debenture Due the Earlier of the Trigger Date and January 17, 2026 in the principal amount of up to $2,300,000 (the “Debenture”). The Debenture was acquired by the selling stockholder under a Securities Purchase Agreement, dated as of January 17, 2025, by and among Blackboxstocks, Inc. (the “Company”) and the investor party thereto (the “Debenture Investor”). The shares of Common Stock issuable upon the conversion of the Debenture are herein referred to as “Conversion Shares.”

The Debenture was and the Conversion Shares are to be issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder.

We are registering the resale of the Conversion Shares covered by this prospectus as required under the terms of a Registration Rights Agreement, dated March 10, 2025, by and between the Company and the Debenture Investor (the “Registration Rights Agreement”). The selling stockholder will receive all of the proceeds from any sales of the Conversion Shares offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering.

Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of such shares of Common Stock. The selling stockholder named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of Common Stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholder, you should refer to the section of this prospectus entitled “Plan of Distribution.”

Any shares of Common Stock subject to resale hereunder will have been issued by us and acquired by the selling stockholder prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the Common Stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the Common Stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Common Stock.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “BLBX.” On April 14, 2025, the last reported sale price of the Common Stock on the Nasdaq Capital Market was $3.10 per share.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 10 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of Common Stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholder has not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 10 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

The Blackboxstocks design logo and the Blackboxstocks mark appearing in this prospectus are the property of Blackboxstocks Inc. Trade names, trademarks and service marks of other companies that may appear in this prospectus or any prospectus supplement are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” “the Company,” or “Blackboxstocks” refer to Blackboxstocks Inc. and its subsidiaries.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read the sections below entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding our business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, our continued operating and net losses in the future; our need for additional capital for our operations and to fulfill our business plans; changes in the business environment in which we operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which we operate; adverse litigation developments; inability to refinance existing debt on favorable terms; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of our management team; uncertainty as to the long-term value of our Common Stock; the risks discussed in the Annual Report on Form 10-K for the year ended December 31, 2024 under the heading “Risk Factors,” as updated from time to time by the Quarterly Reports on Form 10-Q and other documents we file from time to time with the SEC. The risk factors described in these documents may not be exhaustive.

There may be additional risks that we presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide our expectations, plans or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this communication.

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement, including under the section titled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

Overview of Business

Blackboxstocks Inc., a Nevada corporation, is a holding company that serves as the parent of our operating subsidiary, Blackbox.io Inc., a Delaware corporation.

Blackbox.io Inc., a Delaware corporation and wholly owned operating subsidiary of Blackboxstocks Inc., is a financial technology and social media hybrid platform offering real-time proprietary analytics and news for stock and options traders of all levels. Its web-based software (the “Blackbox System”) employs “predictive technology” enhanced by artificial intelligence to find volatility and unusual market activity that may result in the rapid change in the price of a stock or option. Its Blackbox System continuously scans the NASDAQ, NYSE, CBOE, and other options markets, analyzing over 10,000 stocks and up to 1,500,000 options contracts multiple times per second. The Blackbox System also provides its users with a fully interactive social media platform that is integrated into its dashboard, enabling its users to exchange information and ideas quickly and efficiently including the ability to broadcast on their own channels to share trading strategies and market insight within the Blackbox community.

The Blackbox System web application was launched for domestic use and made it available to subscribers in September 2016. Subscriptions for the use of the Blackbox System web application are sold on a monthly and/or annual subscription basis to individual consumers through the Blackboxstocks website at https://blackboxstocks.com.

The REalloys Merger

Agreement and Plan of Merger

On March 10, 2025, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RABLBX Merger Sub Inc., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”) and REalloys Inc., a Nevada corporation (“REalloys”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, REalloys will merge with and into Merger Sub, Merger Sub will cease to exist and REalloys will become a wholly-owned subsidiary of the Company (the “Merger”). At the closing of the Merger (the “Closing”), the holders of capital stock and outstanding instruments convertible into or exercisable for capital stock of REalloys will receive shares of common and preferred stock of the Company, $0.001 par value, based on an exchange ratio formula in the Merger Agreement (the “Exchange Ratio”) or as otherwise agreed to in the Merger Agreement, which is subject to adjustment in the event the parties raise capital in excess of certain thresholds. Immediately following Closing, based upon the Exchange Ratio, pre-Closing stockholders of the Company are expected to collectively retain approximately 7.3% of the post-Close aggregate common stock of the Company, par value $0.001 (the “Company Common Stock”) and holders of REalloys capital stock and instruments convertible into or exercisable for capital stock of the REalloys will receive as merger consideration newly issued shares of Company Common Stock representing approximately 92.7% of the post-Close aggregate as common and preferred stock of the Company.

The Merger Agreement contains customary representations, warranties and covenants of the Company, Merger Sub and the REalloys, including, among others, (i) covenants requiring each of the Company and REalloys to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Closing or earlier termination of the Merger Agreement, subject to certain exceptions, (ii) a covenant prohibiting the Company from engaging in certain kinds of transactions during such period (without the prior written consent of the REalloys), and (iii) a covenant restricting Company and REalloys from activities relating to the soliciting, initiating, encouraging, inducing or facilitating the communication, making, submission or announcement of any alternative acquisition proposals or inquiries.

The Merger Agreement also requires the Company, in cooperation with the REalloys, to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will contain a proxy statement relating to a Company stockholder meeting to be held in connection with the Merger (the “Registration Statement”) pursuant to which shares of Company Common Stock will be registered under the Securities Act of 1933, as amended (the “Securities Act”), to be issued by virtue of the Merger and the contemplated transactions thereunder. The Company shall use commercially reasonable efforts to (i) cause the Registration Statement to comply with applicable rules and regulations promulgated by the SEC, (ii) cause the Registration Statement to become effective as promptly as practicable, and (iii) respond promptly to any comments or requests of the SEC or its staff related to the Registration Statement. In addition, under the Merger Agreement, the parties agreed to other customary provisions including (i) obtaining requisite stockholder approval to consummate the Merger and the contemplated transactions thereunder, (ii) obtaining regulatory approvals from relevant governmental authorities, (iii) indemnifying the directors and officers of the Company for a period of six years following the Closing, (iv) completing certain disclosure obligations required by the SEC and listing requirements promulgated by the Nasdaq Capital Market (“Nasdaq”), (v) electing or appointing to the positions of officers and directors of Company and the surviving corporation certain persons designated by REalloys, (vi) executing employment agreements between the Company and Lipi Sternheim and David Argyle, (vii) Company adopting a new stock incentive plan reserving not more than 15% of the fully-diluted, outstanding interest of the Company immediately following the Merger for issuance, and (viii) allocating funds received by Company pursuant to sales, issuances, grants or other dispositions of Company Common Stock, during the period between the Merger Agreement and Closing, under that certain Registration Statement on Form S-3 (File No. 333-284626) filed with the SEC on January 31, 2025 which became effective on February 10, 2025.

Closing of the Merger is subject to various customary closing conditions. Each party’s obligations to effect the Merger and otherwise consummate the contemplated transactions thereunder are conditioned upon (i) the effectiveness of the Registration Statement on Form S-4, (ii) expiration or termination of applicable regulatory waiting periods, (iii) no restraints from any governmental authority preventing the consummation of the contemplated transactions under the Merger Agreement, (iv) the Company and REalloys obtaining their respective requisite stockholder votes to consummate the transactions contemplated by the Merger Agreement, (v) Nasdaq’s approval of the Company’s Nasdaq listing application for the post-Merger entity, (vi) execution of Lock-Up Agreements (as further described below), (vii) execution of a Stock Purchase Agreement by and between Gust Kepler and Lipi Sternheim whereby Gust Kepler shall agree to sell 1,634,999 shares of Company Series A Convertible Preferred Stock to Lipi Sternheim contingent upon and effective concurrently with Closing, and (viii) the filing of an amendment to Company’s charter with the Secretary of State of the State of Nevada, containing such amendments necessary to consummate the transactions contemplated by the Merger Agreement. Company’s and Merger Sub’s obligations to effect the Merger and otherwise consummate the contemplated transactions thereunder are further conditioned upon customary closing conditions as well as REalloys having sufficient stockholder’s equity as necessary for the Company to meet Nasdaq listing requirements. REalloy’s obligations to effect the Merger and otherwise consummate the contemplated transactions thereunder are further conditioned upon customary closing conditions as well as (i) the Company’s execution of the Option Agreement (as further described below), (ii) the Company’s consummation of a Company Financing and issuance of $2,300,000 of Additional Debentures to the satisfaction of the REalloys (as further described below), (iii) the Company having Net Cash (as defined in the Merger Agreement) equal to or in excess of negative $2.69 million, and (iv) the Company filing the Certificate of Designations establishing a class of Company preferred stock to be designated Series C Convertible Preferred Stock (as further described below).

Following the Closing, the Company is expected to be renamed “REalloys Inc.,” and it is expected that the shares of Company Common Stock will continue to be listed on Nasdaq.

Palladium Capital Group, LLC served as the exclusive financial advisor in connection with the above transactions.

Stockholder Support Agreements

As a condition to the parties’ execution of the Merger Agreement, Gust Kepler, a director and the President and Chief Executive Officer of the Company, who holds shares of Company Common Stock and Series A Convertible Preferred Stock, executed a Stockholder Support Agreement (the “Company Stockholder Support Agreement”), pursuant to which Mr. Kepler agreed to vote his shares of Company Common Stock and Series A Convertible Preferred Stock in favor of (i) the approval of the Merger Agreement and transactions contemplated therein, (ii) if deemed necessary by the Company, an amendment to the Company’s certificate of incorporation to effect a forward or reverse split of the outstanding Company Common Stock if necessary, (iii) the issuance of Company Common Stock in accordance with Nasdaq Listing Rule 5635, and (iv) against any competing proposals. In addition, as a condition to the parties’ execution of the Merger Agreement, holders of at least 50.1% of the outstanding shares of capital stock of the REalloys executed a Stockholder Support Agreement (the “REalloys Stockholder Support Agreements”), pursuant to which such holders agreed to vote all of their shares of capital stock of the REalloys in favor of the approval of the Merger Agreement and transactions contemplated therein.

Lock-Up Agreements

As a condition to the parties’ execution of the Merger Agreement, prior to Closing, all officers, directors and stockholders of the REalloys will execute lock-up agreements (the “Lock-Up Agreements”), which among other things (i) prohibit such parties from engaging in certain sale and other transfer transactions relating to the Company Common Stock and securities convertible, exercisable or exchangeable therefor, without the prior written consent of the Company for a period of 180 days after the Closing and (ii) for 180 days thereafter, further prohibits such parties from engaging certain transactions representing more than 10% of each party’s record or beneficial ownership of the Company in any one month.

Option Agreement

As a condition to the parties’ execution of the Merger Agreement, prior to Closing, Company and Gust Kepler will execute an Option Agreement in substantially the form attached as Exhibit D to the Merger Agreement (the “Option Agreement”), pursuant to which Parent shall have the right to call for redemption and Gust Kepler shall have the right to cause Company to redeem all of the issued and outstanding Series A Convertible Preferred Stock of Parent held by Gust Kepler in exchange for shares of Series A Convertible Preferred Stock of Blackbox.io, Inc. (“Blackbox Operating”), a Delaware corporation and wholly owned subsidiary of Parent, which was organized to conduct historical operations of Parent.

Contingent Value Rights Agreements

At the Closing, the Company, a representative of the Company stockholders, and a to be appointed Rights Agent, will enter into a Contingent Value Rights Agreement (the “CVR Agreement”). Pursuant to the Merger Agreement and the CVR Agreement, each share of Company Common Stock held by Parent stockholders as of a record date immediately prior to the Closing will receive a dividend of one contingent value right (“CVR”) entitling such holders to receive, in connection with certain transactions involving Blackbox Operating (a “CVR Transaction”), an amount equal to the net proceeds actually received by the Company at the closing of such transaction. A CVR Transaction is generally a transaction pursuant to which (i) the Company or Blackbox Operating grants, sells, licenses or otherwise transfers some or all of the rights to the Blackbox Operating assets, or other monetizing event of all or any part of the Blackbox Operating assets and (ii) the Company receives or Blackbox Operating determines to distribute net proceeds from such transaction as a dividend to its stockholders.

The CVR payment obligations will expire the date that is 24 months following the Closing. The CVRs will not be transferable, except in certain limited circumstances, will not be certificated or evidenced by any instrument, will not accrue interest and will not be registered with the SEC or listed for trading on any exchange. There is no guarantee that any CVR Transaction or payment pursuant thereto will be earned.

Certificate of Designations for Series C Convertible Preferred Stock

Under the terms of the Merger Agreement, as a condition to Closing, the Company will file a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Nevada establishing a class of Company preferred stock to be designated Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Stock”), which is expected to be issued as partial consideration in the Merger. All shares of capital stock of the Company rank pari passu or junior to the Series C Stock, with respect to preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. The Series C Stock will be convertible into shares of Company Common Stock at the election of the holder at any time and from time to time after issuance of the Series C Stock at a conversion price to be equal to 100% of the lesser of (i) the closing price of the Company Common Stock on the trading day immediately prior to the closing of the Merger and (ii) the closing price of the Company Common Stock on the date the Companies obtain stockholder approval for issuance of the Series C Stock and Company Common Stock into which it converts (the “Series C Stockholder Approval”). The conversion price is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like (subject to certain exceptions). In addition, the conversion price and the number of shares issuable upon conversion of the Series C Stock are subject to full ratchet anti-dilution protection. At any time after issuance of the Series C Stock, to the extent the Company raises capital in any financing with gross proceeds in excess of $3 million, the Company is required to use one-third of such gross proceeds to redeem all or any portion of the Series C Stock then outstanding. The amortization payments due upon such redemption are payable by the Company in cash at a price equal to the product of (i) 110% and (ii) the stated value of the shares of Series C Stock being redeemed plus any and all accrued and unpaid dividends on such shares of Series C Stock.

The holders of the Series C Stock are entitled to dividends of 2.5% per annum, compounded each calendar month, which are payable in arrears monthly in cash, “in kind” in the form of additional shares of Series C Stock, or in a combination thereof, at the holder’s discretion, in accordance with the terms of the Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations and described below), the Series C Stock shall accrue dividends at a rate of 15% per annum. Upon conversion, redemption or other repayment, the holders of shares of Series C Stock are also entitled to receive a dividend make-whole payment, assuming for calculation purposes that the stated value of such Series C Stock remained outstanding through and including the date of conversion or redemption of all the shares of Series C Stock. The holders of Series C Stock are entitled to vote with holders of the Company Common Stock on an as-converted basis, with the number of votes to which each holder of Series C Stock is entitled to be calculated as the stated value of such share of Series C Stock divided by the Nasdaq Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) immediately preceding the Subscription Date (as defined in the Certificate of Designations), subject to certain beneficial ownership limitations as set forth in the Certificate of Designations.

Notwithstanding the foregoing, the Company’s ability to settle conversions and make amortization payments and dividend make-whole payments using shares of Company Common Stock is subject to certain limitations set forth in the Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that the Company has obtained the Series C Stockholder Approval. Further, the Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of Company Common Stock issuable upon conversion of the Series C Stock or as part of any amortization payment or dividend make-whole payment under the Certificate of Designations.

The Certificate of Designations includes certain Triggering Events (as defined in the Certificate of Designations), including, among other things, the suspension from trading or failure of the Company Common Stock to be trading or listed (as applicable) on an Eligible Market (as defined in the Certificate of Designations) for a period of five consecutive trading days and the Company’s failure to pay any amounts due to the holders of Series C Stock when due. In connection with a Triggering Event, each holder of Series C Stock will be able to require the Company to redeem in cash any or all of the holder’s shares of Series C Stock at a premium set forth in the Certificate of Designations.

The Company will be subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the maturity of indebtedness, preservation of existence, maintenance of properties, maintenance of insurance, transactions with affiliates, among other matters.

There is no established public trading market for the Series C Stock and the Company does not intend to list the Series C Stock on any national securities exchange or nationally recognized trading system.

As described below, Series C Stock will be issued upon consummation of the Merger as consideration for certain outstanding shares of Series X Stock (as defined below) of REalloys and, at the option of the holders of Additional Debentures issued in connection with the Company Financing (described below), in exchange for satisfaction of certain Company obligations under the terms of the Additional Debentures.

REalloys Financing

Securities Purchase Agreement

In connection with the Merger, REalloys entered into a Securities Purchase Agreement (the “REalloys Purchase Agreement”), dated as of March 6, 2025, with Five Narrow Lane LP (the “Buyer”), pursuant to which REalloys agreed to sell to the Buyer (i) an aggregate of 5,000 shares of REalloys’ Series X Preferred Stock, par value $0.0001 per share (the “Series X Stock”), with a stated value of $1,000 per share (the “Stated Value”) and (ii) warrants (the “REalloys Warrants”) to acquire up to 5,000,000 shares of common stock of REalloys, par value $0.0001 per share (the “REalloys Common Stock”) (collectively, the “REalloys Financing”). REalloys will also issue to the Buyer an aggregate number of shares of REalloys Common Stock representing 5.0% of the fully diluted outstanding capital of REalloys (the “Commitment Shares”), which shall be adjusted as necessary immediately prior to the consummation of the Merger to the extent that the Commitment Shares represent less than 5.0% of the fully diluted outstanding capital of REalloys. The closing of the REalloys Financing is expected to occur on or around March 10, 2025, subject to the satisfaction of customary closing conditions. The aggregate gross proceeds from the REalloys Financing are expected to be $5,000,000 (or up to $55,000,000 if the REalloys Warrants are exercised in full for cash). REalloys expects to use the net proceeds from the REalloys Financing for general corporate purposes and for transaction expenses incurred in connection with the Merger.

The REalloys Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the REalloys Purchase Agreement were made solely for the benefit of the parties to the REalloys Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. The REalloys Financing is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Buyer has represented to REalloys that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Series X Stock and REalloys Warrants are being offered without any general solicitation by the Company or its representatives.

Certificate of Designations

The terms of the Series X Stock are set forth in a certificate of designations (the “REalloys Certificate of Designations”) which will be filed with the Secretary of State of Nevada prior to the closing of the REalloys Purchase Agreement. All shares of capital stock of REalloys rank pari passu or junior to the Series X Stock, with respect to preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of REalloys. At any time after issuance of the Series X Stock, to the extent (i) the Merger Agreement is terminated for any reason before the Merger is consummated and (ii) REalloys raises capital in any financing, REalloys is required to use 50% of the aggregate gross proceeds from such financing to redeem all or any portion of the Series X Stock then outstanding. The amortization payments due upon such redemption are payable by REalloys in cash at a price equal to the product of (i) 110% and (ii) the Stated Value of the shares of Series X Stock being redeemed plus any and all accrued and unpaid dividends on such shares of Series X Stock.

The holders of the Series X Stock are entitled to dividends of 8.0% per annum, compounded each calendar quarter, which are payable in arrears quarterly on the Maturity Date (as defined in the REalloys Certificate of Designations) in cash, “in kind” in the form of additional shares of Series X Stock, or in a combination thereof, at the holder’s discretion, in accordance with the terms of the REalloys Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the REalloys Certificate of Designations and described below), the Series X Stock accrues dividends at a rate of 15% per annum. Upon redemption or other repayment, the holders of shares of Series X Stock are also entitled to receive a dividend make-whole payment, assuming for calculation purposes that the Stated Value of such Series X Stock remained outstanding through and including the date of redemption of all the shares of Series X Stock. The holders of Series X Stock are entitled to vote with holders of the REalloys Common Stock on an as-converted basis, with each share of Series X Stock entitling the holder thereof to cast one vote per share of Series X Stock.

The REalloys Certificate of Designations includes certain Triggering Events (as defined in the REalloys Certificate of Designations), including, among other things, REalloys’ failure to pay any amounts due to the holders of Series X Stock when due. In connection with a Triggering Event, each holder of Series X Stock will be able to require REalloys to redeem in cash any or all of the holder’s shares of Series X Stock at a premium set forth in the REalloys Certificate of Designations.

REalloys will be subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, restricted payments and investments, restrictions on redemption and cash dividends, restrictions on transfer of assets, the maturity of indebtedness, change in nature of business, preservation of existence, maintenance of properties, intellectual property and insurance, transactions with affiliates, restricted issuances and restrictions on acquisitions, among other matters. There is no established public trading market for the Series X Stock and REalloys does not intend to list the Series X Stock on any national securities exchange or nationally recognized trading system.

Pursuant to the Merger Agreement, each share of Series X Stock outstanding will be converted solely into the right to receive shares of the Company’s Series C Stock at a ratio of 1 to 1.

Warrants

The REalloys Warrants are exercisable for shares of REalloys Common Stock immediately upon issuance, at an exercise price of $10.00 per share (the “Exercise Price”) and expire two years from the date of issuance. The Exercise Price is subject to customary adjustments for stock dividends, stock splits, reclassifications, and the like. There is no established public trading market for the REalloys Warrants and REalloys does not intend to list the REalloys Warrants on any national securities exchange or nationally recognized trading system.

Pursuant to the Merger Agreement, the REalloys Warrants are to be assumed by the Company at Closing and will be exercisable for the purchase of Company Common Stock in an amount and at an adjusted Exercise Price based upon the Exchange Ratio.

Private Placement of Debenture

On January 17, 2025 we entered into a Securities Purchase Agreement dated January 17, 2025, as amended by that certain Amendment to Securities Purchase Agreement dated January 27, 2024 (the “Company Purchase Agreement”), with Five Narrow Lane LP, pursuant to which the Company agreed to issue, and Five Narrow Lane LP agreed to purchase, a series of debentures (the “Company Financing”). In connection with the Company Financing, we agreed to forms of documents to be executed upon the occurrence of certain events contemplated under the Company Purchase Agreement, including but not limited to (i) an amended and restated senior secured convertible debenture (the “Additional Debenture”), (ii) a registration rights agreement (the “Registration Rights Agreement”), (iii) a security agreement (the “Security Agreement”), and (iv) a subsidiary guarantee (the “Subsidiary Guarantee”).

In connection with the Merger, the Company has agreed to make certain changes to the Additional Debenture and Registration Rights Agreement. Among other things, the Additional Debenture requires the Company, upon consummation of the Merger, to either (i) pay to the holders in cash the entire principal amount of the Additional Debenture then outstanding, together with all accrued and unpaid interest thereon, the Exit Fee (as defined in the Additional Debentures) and any other amounts due thereunder, or (ii) issue to the holders such number of shares of Series C Stock for aggregate stated value equal to (x) 3.0 multiplied by (y) the entire principal amount of the Additional Debentures then outstanding, together with all accrued and unpaid interest thereon, the Exit Fee (as defined in the Additional Debentures) and other amounts due thereunder. Additionally, the agreed form of the Registration Rights Agreement has been revised to reflect that filing date for the resale registration statement registering the Company Common Stock issuable upon conversion of the Additional Debenture has been extended to April 15, 2025 (the “Filing Date”), and that the Company is required to have such registration statement declared by the SEC by the 30th calendar day following the Filing Date (or 45 calendar days in the event of a “full review”).

On March 10, 2025, the Company issued an Additional Debenture to Five Narrow Lane LP with an outstanding principal amount of $1,050,000. Pursuant to the Security Agreement, the obligations under the Additional Debenture are secured by security interest in certain property of the Company and certain subsidiaries of the Company. In connection with the issuance of Additional Debenture, the parties executed the Registration Rights Agreement, Security Agreement and Blackbox Operating executed a Subsidiary Guarantee.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012. An “emerging growth company” may take advantage of exemptions from some of the reporting requirements that are otherwise applicable to public companies. These exceptions include:

●

being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes–Oxley Act of 2002, as amended (the “Sarbanes–Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

Our principal executive offices are located at 5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240, and our telephone number is (972) 726-9203. The Blackboxstocks website is https://blackboxstocks.com. The information on, or that can be accessed through, its website is not part of this information statement/prospectus. We have included our website address as an inactive textual reference only.

THE OFFERING

Common Stock offered by the selling stockholder

Up to an aggregate of 920,000* shares of Common Stock, which may become issuable to the selling stockholder pursuant to the terms of the Debenture. The terms of the Registration Rights Agreement require us to register the shares of Common Stock issued and issuable upon conversion of the Debenture.

Use of proceeds	We will not receive any proceeds from the sale of the Conversion Shares by the selling stockholders.

Plan of Distribution

The selling stockholder named in this prospectus, or its pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of Common Stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder may also resell the shares of Common Stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 13 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Nasdaq Capital Market ticker symbol	BLBX

Risk Factors

See "Risk Factors" beginning on page 10 of this prospectus and the other information in or incorporated by reference into this prospectus for a discussion on the factors you should consider before making an investment decision.

* The amount registered represents twice the amount of Conversion Shares issuable upon conversion of the entire principal amount of the Debenture assuming a conversion price of $5.00, which is the current Floor Price as such term is defined in the Debenture. The number of Conversion Shares issuable upon a conversion under the Debenture is determined by the quotient obtained by dividing (x) the outstanding principal amount of the Debenture ($2,300,000 as of the date of this prospectus) to be converted by (y) the conversion price. We are electing to register up to twice the number of shares to facilitate potential conversion of additional Debenture obligations and potential conversion price adjustments in the event the parties should agree to modify the Debenture conversion terms.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the Risk Factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II or our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, which are incorporated herein by reference. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Relating to Market Volatility

Future sales or issuances of our common stock may dilute the ownership interest of existing stockholders and depress the trading price of our common stock.

We cannot predict the effect, if any, that future sales of our common stock or the availability of our common stock for future sale will have on the market price of shares of our common stock. Future sales or issuances of our common stock may dilute the ownership interests of our existing stockholders. In addition, future sales or issuances of substantial amounts of our Common Stock may adversely impact the market price of our common stock and the terms upon which we may obtain additional equity financing in the future. The perception that such sales or issuances may occur could also negatively impact the market price of our common stock.

The price of our common stock may fluctuate significantly.

The market price of our common stock may fluctuate significantly in response to many factors, including:

•	actual or anticipated variations in our operating results;
•	changes in our cash flows from operations or earnings;
•	additions or departures of key management personnel;
•	actions by significant stockholders;
•	speculation in the press or investment community;
•	the passage of legislation or other regulatory developments that adversely affect us or our industry;
•	the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus or the accompanying prospectus supplement;
•	general market and economic conditions; and
•	the effect of a potential "short squeeze" due to a sudden increase in demand for our common stock.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to ensure that the market price of our common stock will not fall in the future.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our Common Stock offered by the selling stockholder under this prospectus. All the shares of Common Stock sold under this prospectus will be sold or otherwise disposed of for the account of the selling stockholder, or its pledgees, assignees or successors-in-interest.

SELLING STOCKHOLDER

The Common Stock being offered by the selling stockholder are those issuable to the selling stockholder upon conversion of the Debenture. For additional information regarding the issuances of the Debenture, see “Private Placement of Debenture” above. We are registering the shares of Common Stock in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the ownership of the Debenture, the selling stockholder has not had any material relationship with us within the past three years.

The table below lists the selling stockholder and other information regarding the beneficial ownership of the shares of Common Stock by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of the Debenture, as of April 15, 2025, assuming conversion of the Debenture held by the selling stockholder on that date, without regard to any limitations on conversions.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholder.

In accordance with the terms of our Registration Rights Agreement with the selling stockholder, this prospectus generally covers the resale of the sum of the maximum number of shares of Common Stock issuable upon exercise of the Debenture, determined as if the outstanding Debentures was exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the conversion of the Debenture and assuming that each of the Additional Loans (as defined in the Debenture) are funded. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Under the terms of the Debenture, the selling stockholder may not convert the Debenture to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 9.99%, as applicable, of our then outstanding Common Stock following such conversion, excluding for purposes of such determination shares of Common Stock issuable upon conversion of such Debenture which have not been converted. The number of shares in the second and fourth columns do not reflect this limitation. The selling stockholder may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering(2)	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus(3)	Number of shares of Common Stock Owned After Offering(3)	Percent

Five Narrow Lane LP(1)	920,000	920,000	--	*

* Less than 1%

(1) The address of Five Narrow Lane LP is 510 Madison Avenue, Suite 1400, New York, NY 10022. Arie Rabinowitz and Joe Hammer have voting and investment control over the securities held by Five Narrow Lane LP.

(2) Lists the full amount registered for potential issuance upon conversion of the Debenture obligations.

(3) Represents the full amount all common stock underlying the Debenture registered for sale by this registration statement of which this prospectus forms a part.

(4) Represents the amount of shares of common stock that will be held by the selling stockholder after the completion of this offering based on the assumptions that (i) all common stock underlying the Debenture registered for sale by this registration statement of which this prospectus forms a part will be sold, and (ii) no other shares of common stock are acquired or sold by such selling stockholder prior to completion of this offering. However, such selling stockholder is not obligated to sell all or any portion of the shares of our common stock offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;

●	block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker‑dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker‑dealers engaged by the Selling Stockholders may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker‑dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Winstead PC, Dallas, Texas.

EXPERTS

The financial statements of Blackboxstocks, Inc. as of December 31, 2024, and for the year then ended, incorporated herein by reference in this prospectus from our Annual Report on Form 10-K, have been audited by Victor Mokuolu CPA PLLC, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

The financial statements of Blackboxstocks, Inc. as of December 31, 2023, and for the year then ended, incorporated herein by reference in this prospectus from our Annual Report on Form 10-K, have been audited by Turner, Stone & Company, L.L.P., an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 21, 2025;
●

Our Current Reports on Form 8-K (and amendments thereto as applicable) as filed with the SEC on January 7, 2025, January 16, 2025, January 17, 2025, January 22, 2025, January 27, 2025, February 4, 2025, February 10, 2025, March 10, 2025; and

●

Our Definitive Proxy Statement on Schedule 14A filed with the SEC on December 13, 2024, Amendment No. 1 to Schedule 14A filed with the SEC on December 27, 2024 and the Proxy Statement Supplement filed with the SEC on January 8, 2025; and

●	The description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on April 16, 2020 including any amendment or report updating such description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at http://www.sec.gov. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our investor relations website at https://blackboxstocks.com or by writing or calling us at the following address or telephone number:

Blackboxstocks Inc.

Attention: Robert Winspear, Secretary

5430 LBJ Freeway, Suite 1485

Dallas, Texas 75240

investors@blackboxstocks.com

(972) 726-9203

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

WHERE YOU CAN FIND MORE INFORMATION

The Registration Statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The Registration Statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You can read our filings with the SEC, including this prospectus, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

We also make available free of charge on the “Investors” section of our website, https://blackboxstocks.com, all materials that we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

BLACKBOXSTOCKS INC.

920,000 Shares of Common Stock

                    , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the Company in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All such expenses will be borne by the Company. All amounts are estimated except the SEC registration fee.

SEC registration fee	$432
Legal fees and expenses	$10,000
Accounting fees and expenses	$7,500
Printing fees and expenses	$800
Miscellaneous expenses	$--
Total	$18,732

Item 15. Indemnification of Directors and Officers

Blackboxstocks’ Articles of Incorporation and bylaws authorize it to provide indemnification of (and advancement of expenses to) its officers and directors to the fullest extent permitted by applicable law. Blackboxstocks is incorporated under the laws of the State of Nevada. The Nevada Revised Statutes (the “NRS”) allows a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the person exercised their respective powers in good faith with a view to the interests of Blackboxstocks or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. A determination may be made by the Blackboxstocks stockholders; by a majority of Blackboxstocks’ directors who were not parties to the action, suit, or proceeding; or by opinion of independent legal counsel in a written opinion, if a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of Blackboxstocks may be indemnified against expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorney’s fees, arising out of any liability under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Blackboxstocks, Blackboxstocks has been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable.

The NRS provide for certain mandatory and permissive indemnification of officers and directors.

A.	NRS 78.7502. Discretionary indemnification of officers, directors, employees and agents: General provisions.

1.

A corporation may indemnify pursuant to this subsection any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited-liability company, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person:

(a)	Is not liable pursuant to NRS 78.138; or

(b)

Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

2.

A corporation may indemnify pursuant to this subsection any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited-liability company, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person:

(a)	Is not liable pursuant to NRS 78.138; or

(b)	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification pursuant to this section may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.

Any discretionary indemnification pursuant to this section, unless ordered by a court or advanced pursuant to subsection 2 of NRS 78.751, may be made by the corporation only as authorized in each specific case upon a determination that the indemnification of a director, officer, employee or agent of a corporation is proper under the circumstances. The determination must be made by:

(a)	The stockholders;

(b)	The board of directors, by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or

(c)	Independent legal counsel, in a written opinion, if:

(1)	A majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders; or

(2)	A quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained.

B.

NRS 78.751. Mandatory indemnification of directors, officers, employees and agents; advancement of expenses; other rights to indemnification and advancement of expenses; primary obligor with respect to indemnification or advancement of expenses; effect of amendment to provision of articles or bylaws providing right to indemnification or advancement of expenses.

1.	A corporation shall indemnify any person who is a director, officer, employee or agent to the extent that the person is successful on the merits or otherwise in defense of:

(a)

Any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or

(b)	Any claim, issue or matter therein,

against	expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorney’s fees.

2.

Unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, the corporation may pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. The articles of incorporation, the bylaws or an agreement made by the corporation may require the corporation to pay such expenses upon receipt of such an undertaking. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3.	The indemnification pursuant to this section and NRS 78.7502 and the advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

(b)	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

4.

Unless the articles of incorporation, the bylaws or an agreement made by a corporation provide otherwise, if a person is entitled to indemnification or the advancement of expenses from the corporation and any other person, the corporation is the primary obligor with respect to such indemnification or advancement.

5.

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred.

C.	NRS 78.752. Insurance and other financial arrangements against liability of directors, officers, employees and agents.

1.

A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses.

2.	The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

(a)	The creation of a trust fund.

(b)	The establishment of a program of self-insurance.

(c)	The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

(d)	The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

3.

Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person’s stock or other securities is owned by the corporation.

4.	In the absence of fraud:

(a)

The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

(b)	The insurance or other financial arrangement:

(1)	Is not void or voidable; and

(2)	Does not subject any director approving it to personal liability for his or her action,

even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

5.	A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of title 57 of NRS.

Further, under the Blackboxstocks bylaws, unless ordered by a court, no indemnification will be provided to a director or an officer unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Blackboxstocks and, with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of disinterested directors, (b) a committee comprised of disinterested directors, such committee having been designated by a majority vote of the disinterested directors, (c) if there are no disinterested directors, or if a majority of disinterested directors so directs, by independent legal counsel in a written opinion, or (d) by Blackboxstocks’ stockholders.

As permitted by Nevada law, Blackboxstocks’ bylaws authorize Blackboxstocks to advance expenses (including reasonable attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative, arbitrative or investigative action or proceeding in advance of or after the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by Blackboxstocks.

Blackboxstocks is authorized under Nevada law to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of Blackboxstocks, or is or was serving at the request of Blackboxstocks as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not Blackboxstocks has the authority to indemnify him or her against such liability and expenses. Blackboxstocks may, with approval of its Board of Directors, obtain directors’ and officers’ liability insurance.

Item 16. Exhibits and Financial Statement Schedules

The exhibits filed with this registration statement or incorporated by reference from other filings are as follows:

Exhibit	Description
4.1	Description of Securities (incorporated by reference to Exhibit 4.1 of the Company’s Annual Report on Form 10-K filed with the Commission on April 16, 2020)
5.1	Opinion of Winstead PC*
23.1	Consent of Winstead PC (included in Exhibit 5.1)
23.2	Consent of Turner, Stone & Company, L.L.P., independent registered public accounting firm of Blackboxstocks, Inc. as of and for the year ended December 31, 2023*
23.3	Consent of Victor Mokuolu CPA PLLC, independent registered public accounting firm of Blackboxstocks, Inc.as of and for the year ended December 31, 2024*
24.1	Power of Attorney (included on the signature page to this Registration Statement)
107.1	Filing Fee Table*

* filed herewith

** To be filed, if applicable, by amendment or by a report filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange

Item 17. Undertakings

(a)         The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)`         To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)         That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)         Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(5)         That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)         Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(B)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(C)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(D)         Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)         That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof..

(c)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 15, 2025.

BLACKBOXSTOCKS INC.

By:	/s/ Gust Kepler
Gust Kepler
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gust Kepler and Robert Winspear, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to act on, sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on April 15, 2025.

Name	Title

/s/ Gust Kepler	President, Chief Executive Officer and Director
Gust Kepler	(Principal Executive Officer)

/s/ Robert Winspear	Chief Financial Officer, Secretary and Director
Robert Winspear	(Principal Accounting and Financial Officer)

/s/ Keller Reid	Director
Keller Reid

/s/ Dalya Sulaiman	Director
Dalya Sulaiman

/s/ Grant Evans	Director
Grant Evans